EXHIBIT 99.1

Idaho Strategic Reports Record Third Quarter Operating and Financial Performance

Highlighted by an 80.09% Increase in Revenue and a 135.12% Increase in Gross Profit – Both

Quarterly Records, Respectively – and the Completion of 9,082 Meters of Drilling at the Golden

Chest Mine and within the Broader Murray Gold Belt District

COEUR D’ALENE, Idaho, November 12, 2025 (BUSINESS WIRE) – Idaho Strategic Resources, Inc. (NYSE American: IDR) (“IDR”, “Idaho Strategic” or the “Company”) today announced its consolidated operating and financial results for the third quarter ending September 30, 2025. The Company continues to reinvest a significant amount of cash flow back into the business via drilling and other exploration programs across nearly its entire project portfolio and planned construction activities at the Golden Chest mine. Operating and financial results for the third quarter include:

Operational Performance:	Q3 2025	% Change	Q3 2024
Ore Tonnes Processed	10,570	0.96%	10,470
Average Flotation Feed Grade (gpt)	9.94	6.65%	9.32
Ounces Produced	3,066	4.64%	2,930
All-In Sustaining Cost Per Ounce ($USD)	$2,444.06	64.03%	$1,490.05

*Adjusted all in sustaining costs excluding exploration expenses were $1,468.75 for the three-month period ending September 30, 2025.

Financial Performance ($USD):	Q3 2025	% Change	Q3 2024
Revenue	$11,081,272	80.09%	$6,153,287
Total Cost of Sales	$4,033,867	27.81%	$3,155,931
Gross Profit	$7,047,405	135.12%	$2,997,356
Net Income Attributable to IDR	$2,974,558	87.52%	$1,586,280
Earnings Per Share (EPS)	$0.20	66.67%	$0.12
Average Realized Gold Price	$3,578.07	48.40%	$2,411.16

Idaho Strategic’s President and CEO, John Swallow stated, “I challenged our team in more ways than one this year at IDR. We are on track to deliver our highest level of production and drill the most meters in company history; all while constructing a new flotation mill, a paste backfill system, and a new warehouse/dry building utilizing our own labor wherever possible to reduce contractor overhead while sticking to a tight timeline. The vast majority of our team at Idaho Strategic shares a collective vision for the Company. There is an underlying belief that we are building something special and I am consistently impressed with the enthusiasm, creativity and desire to push even harder.

Idaho Strategic Resources, Inc.     •    201 N. 3rd Street      •    Coeur d’Alene, Idaho 83814

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As announced in our recent Paymaster drill results press release, the investment in gold exploration is yielding great results and remains open to further resource expansion through additional surface and underground drilling. With both surface and underground drills turning at the Golden Chest, priority for core logging is being given to holes drilled near existing mine infrastructure (for obvious reasons). We now have 7 geologists on staff, and in addition to advancing a few other early-stage ideas, I am eager to process the core drilled in the broader Murray Gold Belt District and initiate exploration on the recently acquired Toboggan property, as we look to next year. Anchored by the Golden Chest Mine and new centrally located Murray Milling facility, these collective efforts will begin to provide us with a comprehensive look at the potential of our district-scale land package of over 20,000 acres of patented and un-patented holdings.

On the rare earth elements front, I continue to think about physical AI and the feedstock needed to make it a reality. At a recent industry conference, it was mentioned that physical AI will eventually be the biggest industry in history. I don’t have an opinion either way, other than we can only know that in hindsight, however this view appeared to be supported by many in the room and echoed by Elon Musk’s recent pay package, and the discussion around humanoid robots. I was mostly interested in the trend and supply/demand dynamics and feel this is a path we are on regardless of one’s opinion on the rate of change.

At IDR, after completing a season of concentrated soil sampling and geophysics, we are lightyears ahead of where we were at this time last year. Our drill target identification is going well and permitting is underway for expanded exploration work in 2026, including drill permitting at both Mineral Hill and Lemhi Pass. Additionally, from a macro perspective, it appears the generalist investor is just starting to learn both the nuances of the rare earth industry and the subtleties of certain deposit types. I believe that this increased understanding will lead to broader support for the advancement of our projects in Idaho and possibly also highlight an industry having an even shorter list of viable options. And for anyone looking to better understand these nuances and cut through a lot of the headline information that is causing recent volatility in some domestic critical minerals companies, I encourage listening to MP Material’s prepared remarks from their third quarter conference call. MP Material’s position is clearly that of a ‘rubber meets the road’ operator and I fully appreciate their candidness, especially in regard to the factors affecting deposit viability and economics within our sector.”

Golden Chest Highlights for Q3 2025 Include:

•	In the third quarter of 2025 ore tonnes processed at the New Jersey Mill totaled 10,570 dry metric tonnes resulting in gold production of 3,066 ounces at an average flotation feed grade of 9.94 grams per tonne (“gpt”).

•	All-in sustaining cost (“AISC”) per ounce of gold increased during the three and nine-month periods ending September 30, 2025 compared to the same periods in 2024 due to a significant increase in exploration costs from surface and underground drilling, as well as the development of an underground drill station, at the Golden Chest Mine and within the broader Murray Gold Belt District. Adjusted all-in sustaining costs excluding exploration expenses were $1,468.75 and $1,271.85 per ounce for the three and nine-month periods ended September 30, 2025, respectively compared to $1,108.41 and $1,126.19 for the three and nine-month periods ended September 30, 2024, respectively.

Idaho Strategic Resources, Inc.     •    201 N. 3rd Street      •    Coeur d’Alene, Idaho 83814

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•	During the third quarter, Idaho Strategic completed 5,335 meters of drilling at the Golden Chest Mine targeting the Paymaster and the H-vein. Additionally, a total of 3,747 meters of drilling was completed in the broader Murray Gold Belt District at the King Mine, Argus, McComber, and Butte Gulch prospects. Drill core is currently being logged with priority given to holes drilled near our current operations at the Golden Chest Mine.

•	Results from drilling the Paymaster target at the Golden Chest Mine were released during the third quarter of 2025. Drilling highlights high-grade gold results expected to extend known mineral resources at the Mine. The Paymaster target remains open along strike and down-dip and will continue to be the target of additional drilling in the fourth quarter. Drill highlights were announced in a press release titled Idaho Strategic Announces High-Grade Gold Drill Results at its Operating Golden Chest Mine – Expected to Expand Paymaster Resources.

•	Idaho Strategic announced the acquisition of the Toboggan project during the third quarter in a press release titled, Idaho Strategic Acquires the Toboggan Project from Hecla Silver Valley, Inc. – Uniting the Two Major Components of the Murray Gold Belt District for the First Time.

•	Construction of the tailings filtration circuit at the New Jersey Mill and electrical work on the paste backfill circuit at the Golden Chest Mine was completed during the quarter. Construction efforts at the Golden Chest Mine have now transitioned to the fabrication of paste backfill equipment and support framework, as well as the completion of a new surface warehouse and dry building.

Rare Earth Highlights for Q3 2025 Include:

•	The Company announced the discovery of a carbonatite with strong rare earth elements (REE) mineralization at the Lucky Horseshoe prospect within the Company’s Lemhi Pass project. Initial samples taken from outcrop assayed up to 6.14% total rare earth oxides (TREO) with ratios of 65% magnet rare earth oxides (Nd, Pr, Dy, Tb) and 11% SEG oxides (Sm, Eu, Gd). For more detail, please view IDR’s press release titled, Idaho Strategic Geologists Make Carbonatite Discovery at Lemhi Pass in Idaho – Up to 6.14% TREO.

•	Idaho Strategic sampled greater than 17.6% total rare earth elements from its recently added Cardinal prospect. The Cardinal prospect is the third identified carbonatite occurrence at the Company’s Mineral hill project, known for its high-grade monazite hosted rare earths at surface. For more detail, please view IDR’s press release titled, Mineral Hill Carbonatite Yields Greater than 17.6% Total Rare Earths at Idaho Strategic’s Recently Added Cardinal Prospect.

•	The Company initiated a large-scale geophysics program across its Mineral Hill and Lemhi Pass projects including LiDAR, magnetics, and radiometrics surveys. The Company is interpreting and utilizing the data as it is received from the geophysics contractor to aid with additional exploration efforts and drill program planning.

•	Idaho Strategic initiated a soil sampling program covering many key prospects across the Idaho portion of its Lemhi Pass project. Initial success of the program at identifying areas of anomalous rare earth elements in soils has led to an extension of the project scope. Soil sampling work is ongoing and will be utilized to aid in the planning of drill programs and other future exploration work.

Idaho Strategic Resources, Inc.     •    201 N. 3rd Street      •    Coeur d’Alene, Idaho 83814

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Corporate Highlights for Q3 2025 Include:

•	IDR announced its inclusion in the Global Junior Gold Miners Index via a press release titled, Idaho Strategic Announces Inclusion in Global Junior Gold Miners Index.

Notes accompanying the financial statements below can be found in the Company’s quarterly report filed this morning with the SEC on EDGAR.

Qualified person

IDR’s Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined under S-K 1300 and has reviewed and approved the technical information and data included in this press release.

About Idaho Strategic Resources, Inc.

Idaho Strategic Resources (IDR) is an Idaho-based gold producer which also owns the largest rare earth elements land package in the United States. The Company’s business plan was established in anticipation of today’s volatile geopolitical and macroeconomic environment. IDR finds itself in a unique position as the only publicly traded company with growing gold production and significant blue-sky potential for rare earth elements exploration and development in one Company.

For more information on Idaho Strategic Resources, please visit www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Idaho Strategic Resources, Inc.     •    201 N. 3rd Street      •    Coeur d’Alene, Idaho 83814

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Idaho Strategic Resources, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

For the Three and Nine-Month Periods Ended September 30, 2025 and 2024

	September 30, 2025		September 30, 2024
	Three Months	Nine Months	Three Months	Nine Months
Revenue:
Sales of products	$11,081,272	$27,836,547	$6,153,287	$18,177,607
Total revenue	11,081,272	27,836,547	6,153,287	18,177,607

Costs of Sales:
Cost of sales and other direct production costs	3,430,799	9,920,843	2,670,417	7,825,357
Depreciation and amortization	603,068	1,694,427	485,514	1,443,232
Total costs of sales	4,033,867	11,615,270	3,155,931	9,268,589
Gross profit	7,047,405	16,221,277	2,997,356	8,909,018

Other operating expenses:
Exploration	3,898,320	7,514,514	1,185,460	2,073,364
Management	199,064	732,023	92,967	292,380
Professional services	125,306	462,304	81,663	320,889
General and administrative	230,745	691,498	203,732	543,851
(Gain) loss on disposal of equipment	-	308,840	(6,000)	1,431
Total other operating expenses	4,453,435	9,709,179	1,557,822	3,231,915
Operating income	2,593,970	6,512,098	1,439,534	5,677,103
Other (income) expense:
Equity (income) loss on investment in Buckskin Gold and Silver, Inc	(1,189)	(2,376)	(1,301)	(1,579)
Timber revenue net of costs	(2,026)	(8,730)	-	(19,406)
Loss on investment in equity securities	-	-	-	453
Interest income	(363,155)	(768,959)	(167,801)	(247,904)
Interest expense	-	-	37,128	83,295
Total other (income) expense	(366,370)	(780,065)	(131,974)	(185,141)

Net income	2,960,340	7,292,163	1,571,508	5,862,244
Net loss attributable to non-controlling interest	(14,218)	(58,832)	(14,772)	(53,018)
Net income attributable to Idaho Strategic Resources, Inc.	$2,974,558	$7,350,995	$1,586,280	$5,915,262

Net income per common share-basic	$0.20	$0.52	$0.12	$0.46

Weighted average common share outstanding-basic	14,683,682	14,122,921	13,111,073	12,821,279

Net income per common share-diluted	$0.20	$0.51	$0.12	$0.45

Weighted average common shares outstanding- diluted	14,883,530	14,283,908	13,259,638	13,012,689

Idaho Strategic Resources, Inc.     •    201 N. 3rd Street      •    Coeur d’Alene, Idaho 83814

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Idaho Strategic Resources, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,783,684	$1,106,901
Investments in US treasury notes	24,875,952	7,775,193
Gold sales receivable	4,681,053	1,578,694
Inventories	846,561	899,924
Joint venture receivable	171	2,892
Other current assets	817,523	378,469
Total current assets	35,004,944	11,742,073

Property, plant and equipment, net of accumulated depreciation	17,650,021	12,904,065
Mineral properties, net of accumulated amortization	12,349,137	10,573,349
Investment in Buckskin Gold and Silver, Inc	343,812	341,436
Investment in joint venture	435,000	435,000
Investments in US treasury notes, non-current	16,547,298	7,208,930
Reclamation bond	350,220	249,110
Deposits	433,391	567,667
Total assets	$83,113,823	$44,021,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,314,366	$1,006,078
Accrued payroll and related payroll expenses	567,410	564,090
Notes payable, current portion	1,214,226	709,381
Total current liabilities	4,096,002	2,279,549

Asset retirement obligations	320,316	305,409
Notes payable, long term	1,749,215	1,023,358
Total long-term liabilities	2,069,531	1,328,767

Total liabilities	6,165,533	3,608,316

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; September 30, 2025-15,089,600 and December 31, 2024- 13,665,058 shares issued and outstanding	75,286,157	46,059,318
Accumulated deficit	(1,022,958)	(8,373,953)
Total Idaho Strategic Resources, Inc stockholders’ equity	74,263,199	37,685,365
Non-controlling interest	2,685,091	2,727,949
Total stockholders’ equity	76,948,290	40,413,314

Total liabilities and stockholders’ equity	$83,113,823	$44,021,630

Idaho Strategic Resources, Inc.     •    201 N. 3rd Street      •    Coeur d’Alene, Idaho 83814

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Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends”, “potential”, “believe”, “plans”, “expects”, “may”, “goal’, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking information includes, but are not limited to, Idaho Strategic Resources’ potential deliver the highest production and drill the most meters in a single year in Company history; the potential to deliver Q4 2025 operating and financial performance that is in-line, better, or worse than Q3 2025; the benefit that the Company believes its production-backed exploration business plan provides; the potential for the Company to continue to reinvest its cash flow into planned drilling and exploration activities during 2025; the potential for the Company’s drilling and exploration activities to be value-added; the potential for the Paymaster drilling to result in increased resources; the Company’s construction activities at the Golden Chest in 2025; and the potential financial and operational benefits of implementing the tailings filtration system and paste backfill system. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Investors should note that IDR’s claim as the largest rare earth elements landholder in the U.S. is based on the Company’s internal review of publicly available information regarding the rare earth landholdings of select companies within the U.S., which IDR is aware of. Investors are encouraged not to rely on IDR’s claim as the largest rare earth elements landholder in the U.S. while making investment decisions. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources, Inc.     •    201 N. 3rd Street      •    Coeur d’Alene, Idaho 83814

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